Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-3 No. 333-136200) of Inergy Holdings, L.P.,

•	Registration Statement (Form S-3 No. 333-131742-01) of Inergy Holdings, L.P.,

•	Registration Statement (Form S-8 No. 333-131769) of Inergy Holdings, L.P., and

•	Registration Statement (Form S-8 No. 333-128027) of Inergy Holdings, L.P.

of our reports dated November 25, 2008, with respect to the consolidated financial statements and schedules of Inergy Holdings, L.P. and Subsidiaries and the effectiveness of internal control over financial reporting of Inergy Holdings, L.P. and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended September 30, 2008, and of our report dated November 25, 2008 with respect to the balance sheet of Inergy Holdings GP, LLC included as Exhibit 99.1 of this Annual Report (Form 10-K) for the year ended September 30, 2008.

/s/ ERNST & YOUNG LLP

Kansas City, Missouri

November 25, 2008